UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2012 (February 21, 2012)

EOG RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9743	47-0684736
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Bagby, Sky Lobby 2

Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

713-651-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EOG RESOURCES, INC.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 21, 2012, EOG Resources, Inc. (EOG) entered into agreements with each of Mark G. Papa, William R. Thomas, Gary L. Thomas and Frederick J. Plaeger, II, to terminate its employment agreements with such executive officers. The termination agreements were subject to, and to be effective as of the date of, the approval thereof by EOG’s Board of Directors (Board), which approval was granted on February 23, 2012. Pursuant to the termination agreements, the employment agreements were terminated, and the respective rights and obligations of EOG and the executive officers thereunder were released and terminated.

These executive officers remain employees of EOG, and continue to serve (at the direction of the Board) in the same positions that they held prior to the termination of their employment agreements. Each executive officer will receive compensation as determined from time to time by the Compensation Committee of the Board.

The foregoing summary of the termination agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the termination agreements, which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 hereto and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Document

*10.1	Agreement, dated as of February 21, 2012, by and between EOG and Mark G. Papa.

*10.2	Agreement, dated as of February 21, 2012, by and between EOG and William R. Thomas.

*10.3	Agreement, dated as of February 21, 2012, by and between EOG and Gary L. Thomas.

*10.4	Agreement, dated as of February 21, 2012, by and between EOG and Frederick J. Plaeger, II.

*	Exhibits filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EOG RESOURCES, INC. (Registrant)

Date: February 27, 2012	By:	/s/ Timothy K. Driggers
Timothy K. Driggers
Vice President and Chief Financial Officer (Principal Financial Officer and Duly Authorized Officer)

EXHIBIT INDEX

Exhibit No.	Document

*10.1	Agreement, dated as of February 21, 2012, by and between EOG and Mark G. Papa.

*10.2	Agreement, dated as of February 21, 2012, by and between EOG and William R. Thomas.

*10.3	Agreement, dated as of February 21, 2012, by and between EOG and Gary L. Thomas.

*10.4	Agreement, dated as of February 21, 2012, by and between EOG and Frederick J. Plaeger, II.

*	Exhibits filed herewith